SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2010

JOHNSONDIVERSEY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 333-108853

Delaware	80-0010497
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8310 16th Street Sturtevant, Wisconsin	53177-0902
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (262) 631-4001

JOHNSONDIVERSEY, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 333-97427

Delaware	39-1877511
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8310 16th Street Sturtevant, Wisconsin	53177-0902
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (262) 631-4001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The sales of equity securities described under Item 5.02 were made in reliance on the exemption from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933 for transactions by an issuer not involving a public offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Equity Offering

On February 23, 2010, JohnsonDiversey Holdings, Inc. (the “Company”), completed an equity offering (the “Offering”) to certain key employees of the Company and its subsidiaries, including its Chief Executive Officer, Edward F. Lonergan; its Chairman, S. Curtis Johnson; its Chief Financial Officer, Norman Clubb; and its Senior Vice President, General Counsel and Secretary, Scott D. Russell, pursuant to the JohnsonDiversey Holdings, Inc. Stock Incentive Plan (the “Stock Incentive Plan”). Participants in the Offering purchased shares of the Company’s class B common stock, par value $0.01 per share (“Shares”), at a purchase price of $10.00 per share, and converted their cash-based target awards for the 2008-2010 and 2009-2011 performance cycles under the JohnsonDiversey, Inc. Long-Term Cash Incentive Plan (the “Cash LTIP”) into deferred share units (“DSUs”), at an acquisition price of $10.00 per DSU. DSUs represent a right to receive Shares in the future subject to the satisfaction of certain conditions.

In addition, on February 23, 2010, for each Share purchased or DSU acquired in the Offering, a participant received options (“Matching Options”) to purchase Shares pursuant to a matching formula. The Matching Options granted ranged from four Matching Options per Share or DSU acquired to one Matching Option per Share or DSU acquired, depending on the individual.

Each employee who purchased Shares, and each employee who will receive Shares in the future upon the exercise of options or settlement of DSUs, must enter into an Employee Stock Subscription Agreement, which, together with the Stock Incentive Plan, sets forth all of the terms and conditions applicable to the Shares. Under the Employee Stock Subscription Agreement, prior to a qualified public offering by the Company or the establishment of a public market for the Company’s common stock, each meeting certain specified conditions, Shares are subject to certain repurchase rights upon an employee’s termination of employment.

Similarly, each employee who acquired DSUs must enter into a Deferred Share Unit Agreement, which, together with the Stock Incentive Plan, sets forth all of the terms and conditions applicable to the DSUs. DSUs will be subject to forfeiture until the conclusion of the relevant Cash LTIP cycle. Depending on the extent to which the Company meets the applicable performance objectives, all or a portion of the DSUs will generally vest within three months after the conclusion of the relevant Cash LTIP cycle, and will be settled shortly thereafter.

Options granted in connection with the Offering will be subject to the terms of the Stock Incentive Plan and an Employee Stock Option Agreement. Options are non-qualified options with a per-Share exercise price of $10.00, and generally have a term of ten years from the date of grant. The vesting period applicable to the options depends on whether the options were granted in connection with purchased Shares or DSUs. However, the Company’s Board of Directors (the “Board”) or a committee designated by the Board may accelerate vesting at any time. Matching Options granted in connection with actual cash purchases of Shares will generally vest based on continued employment in equal, annual installments over four years from the date of grant. Matching Options granted in connection with the acquisition of DSUs will be subject to forfeiture based on the performance objectives applicable to the DSUs. After the applicable performance period, if all or a portion of a participant’s DSUs have vested based on the achievement of the performance goals, Matching Options granted in connection with those DSUs that have not been terminated will begin a vesting period. Such Matching Options will generally vest based on continued employment in equal, annual installments over four years (in the case of DSUs related to the 2008-2010 Cash LTIP cycle) or three years (in the case of DSUs related to the 2009-2011 Cash LTIP cycle).

A total of 1,447,471 Shares were purchased for cash in this Offering (including 125,000, 500,000, 95,000 and 50,100 Shares by Messrs. Lonergan, Johnson, Clubb and Russell, respectively) and 2,981,965 DSUs were acquired in the Offering (including 622,800, 458,500, 60,000 and 123,225 DSUs by Messrs. Lonergan, Johnson, Clubb and Russell, respectively). A total of 10,717,618 Matching Options were granted in connection with the Offering (including 2,991,200, 658,500, 465,000 and 519,975 Matching Options granted to Messrs. Lonergan, Johnson, Clubb and Russell, respectively). Although these amounts exceed the aggregate number of Shares authorized to be issued in connection with the Offering, the relevant agreements include provisions for the settlement in cash of DSUs and forfeiture of related Matching Options to the extent necessary such that the number of Shares actually issued does not exceed the maximum number of Shares authorized to be issued.

Certain executive officers of JohnsonDiversey, Inc. (“JDI”), including Pedro Chidichimo, the Regional President – Europe, Middle East, Africa, and John Alexander, the Regional President – Americas, also participated in the Offering. Mr. Chidichimo purchased 100,000 Shares, acquired 196,500 DSUs and received a grant of 889,500 Matching Options. Mr. Alexander purchased 52,500 Shares, acquired 147,650 DSUs and received a grant of 600,450 Matching Options.

Appointment of Directors

Pursuant to the stockholders agreement, dated as of November 24, 2009, by and among the Company, Commercial Markets Holdco, Inc. (“CMH”), SNW Co., Inc., CD&R Jaguar Investor Company, LLC (“CD&R Investor”) and CDR F&F Jaguar Investor, LLC, each of CMH and CD&R Investor have the right to designate five directors, including two independent directors, to the Board. The Company’s Chief Executive Officer is the eleventh director.

On February 23, 2010, following approval by the stockholders of the Company, the Board appointed Todd C. Brown and Robert M. Howe, each of whom were designated by CMH as independent directors, and Philip W. Knisely and Richard C. Levin, each of whom were designated by CD&R Investor as independent directors, to the Board. As previously disclosed, effective as of November 24, 2009, the stockholders of the Company appointed S. Curtis Johnson III, Helen P. Johnson-Leipold and Clifton D. Louis, each of whom were designated by CMH, James G. Berges, George K. Jaquette and Richard J. Schnall, each of whom were designated by CD&R Investor, and Edward F. Lonergan, the Company’s Chief Executive Officer, to the Board.

Mr. Brown and Mr. Knisely are currently expected to be appointed to the Audit Committee and the Compensation Committee of the Company. Mr. Howe and Mr. Levin are currently expected to be appointed to the Audit Committee and the Governance Committee of the Company.

Biographical information regarding Mr. Brown and Mr. Howe is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and is hereby incorporated by reference. Biographical information regarding Mr. Knisely and Mr. Levin is set forth below.

Philip W. Knisely, 55, recently retired from his position as an Executive Vice President of Danaher Corporation. Prior to joining Danaher Corporation in 2000, Mr. Knisely was the co-founder and President and Chief Executive Officer of Colfax Corporation, a private equity firm, from 1995 through 2000. Mr. Knisely served as President and Chief Executive Officer of AMF Industries, a privately held diversified manufacturing company, from 1988 to 1995 and spent ten years with Emerson Electric Co. in various positions.

Richard C. Levin, 62, has served as President of Yale University since 1993. Mr. Levin has been a member of Yale University’s faculty since 1974 and has served as Dean of the Graduate School of Arts and Sciences and as Chair of the Economics Department. In the spring of 2008, he was elected to the Board of Directors of the National Committee on U.S.-China Relations. He is also a member of the Board of Directors of American Express and a trustee of the William and Flora Hewlett Foundation.

Each of Messrs. Brown, Howe, Knisely and Levin will be entitled to receive a $125,000 annual fee for his service on the Board, payable on a quarterly basis. Each independent director that serves as the chair of a committee will be entitled to receive an additional $10,000. Mr. Knisely and Mr. Levin will also participate in the JohnsonDiversey Holdings, Inc. Director Stock Incentive Plan (the “Director Stock Incentive Plan”) under which each non-employee director may elect to convert up to 100% of his annual fee into DSUs, and each may purchase up to $250,000 worth of Shares at a per-Share purchase price of $10.00.

Director Stock Incentive Plan

On February 23, 2010, the Board adopted the Director Stock Incentive Plan. The Director Stock Incentive Plan provides for the sale of Shares to certain non-employee directors of the Company and its subsidiaries, as well as for the grant to these individuals of DSUs of the Company and options to purchase Shares. The Board or a committee designated by the Board (the “Administrator”) administers the Director Stock Incentive Plan, including by selecting the individuals eligible to participate in the Stock Incentive Plan and by determining the specific kind and number of awards to be offered or granted to any individual.

The maximum number of Shares reserved for issuance under the Director Stock Incentive Plan is 300,000 Shares. This maximum number and the outstanding awards are subject to proportionate adjustment in the event of a change in the Company’s capital structure. The 300,000 Shares reserved for issuance under the Director Stock Incentive Plan is in addition to the number of Shares reserved for issuance under the Stock Incentive Plan.

The vesting conditions applicable to awards will be determined by the Administrator, and may be accelerated at any time. The Administrator has the authority under the Director Stock Incentive Plan to vary the terms and conditions of awards granted under the Director Stock Incentive Plan to the extent necessary for awards to comply with applicable non-U.S. law. Options granted under the Director Stock Incentive Plan will be non-qualified options with a term of 10 years and a per-Share exercise price of no less than fair market value on the grant date; however, the Board currently has no intention to grant options under the Director Stock Incentive Plan.

Each director who purchases Shares under the Director Stock Incentive Plan will enter into a Director Stock Subscription Agreement which, together with the Director Stock Incentive Plan, sets forth all of the terms and conditions applicable to the Shares. Similarly, each director receiving DSUs will enter into a Director Deferred Share Unit Agreement which, together with the Director Stock Incentive Plan, sets forth all of the terms and conditions applicable to the DSUs granted to such director. The DSUs will be subject to a one-year vesting period.

Unless sooner terminated by the Administrator, the Stock Incentive Plan will remain in effect until February 23, 2020. The Administrator generally may amend or modify the Plan at any time in a manner that does not adversely affect outstanding awards.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSONDIVERSEY HOLDINGS, INC.

Date: February 25, 2010	By:	/s/ Scott D. Russell
Scott D. Russell
Senior Vice President, General Counsel and Secretary

JOHNSONDIVERSEY, INC.

Date: February 25, 2010	By:	/s/ Scott D. Russell
Scott D. Russell
Senior Vice President, General Counsel and Secretary